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                                                          EXHIBIT NO. 11
                                                          --------------

                            COMPUTATION OF EARNINGS PER
                            ---------------------------
                                    COMMON SHARE
                                    ------------

        Primary earnings per share is computed by dividing net income, less dividends on preferred stock, by the weighted average common shares and average dilutive common share equivalents outstanding.

                                                            Three Months Ended                    Nine Months Ended
                                                               September 30,                        September 30,
                                                      -------------------------------       -----------------------------
                                                          1996                1995              1996               1995
                                                      -----------         -----------       -----------       -----------
                                                                  (dollars in thousands, except per share data)

Primary:

Average common shares outstanding                      4,512,162           4,507,306         4,511,206         4,425,318
Average common stock equivalents of warrants and
     options outstanding--based on the
     treasury stock method using market price             51,470              30,728            41,846            19,726
                                                     -------------       -------------     -------------     -------------
                                                       4,563,632           4,538,034         4,553,052         4,445,044
                                                     =============       =============     =============     =============
Net income                                            $    3,667          $    2,934        $   10,464        $    7,999
Less:  Dividends on preferred stock                          (58)                (58)             (173)             (173)
                                                     -------------       -------------     -------------     -------------
                                                      $    3,609          $    2,876        $   10,291        $    7,826
                                                     =============       =============     =============     =============
Primary earnings per common share                     $      .79          $      .63        $     2.26        $     1.76
                                                     =============       =============     =============     =============

        Fully diluted earnings per share gives effect to the increase in the weighted average shares outstanding which would have resulted from conversion of the outstanding convertible debentures and to the related reduction in interest expense on an after-tax basis.

                                                            Three Months Ended                    Nine Months Ended
                                                               September 30,                        September 30,
                                                      -------------------------------       -----------------------------
                                                          1996                1995              1996               1995
                                                      -----------         -----------       -----------       -----------
                                                                  (dollars in thousands, except per share data)

Fully diluted:

Average common shares outstanding                      4,512,162           4,507,306         4,511,206         4,425,318
Average common stock equivalents of warrants and
     options outstanding--based on the
     treasury stock method using market price             51,470              30,728            41,846            19,726
Convertible debenture common stock equivalents           237,600             237,600           237,600           316,365
                                                     -------------       -------------     -------------     -------------
                                                       4,801,232           4,775,634         4,790,652         4,761,409
                                                     =============       =============     =============     =============
Net income                                            $    3,667          $    2,934        $   10,464        $    7,999
Less:  Dividends on preferred stock                          (58)                (58)             (173)             (173)
Plus:  Convertible debenture interest,
           net of federal income tax effect                   35                  36               105               125
                                                     -------------       -------------     -------------     -------------
                                                      $    3,644          $    2,912        $   10,396        $    7,951
                                                     =============       =============     =============     =============
Fully diluted earnings per common share               $      .76          $      .61        $     2.17        $     1.67
                                                     =============       =============     =============     =============
